UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2010

Vertro, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30428 (Commission File Number)	88-0348835 (IRS Employer Identification No.)

143 Varick Street New York, New York 10013 (Address of principal executive offices)	33907 (Zip Code)

Registrant’s telephone number, including area code: (212) 231-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On June 16, 2010, Vertro, Inc. (the “Company”) received written confirmation from the Nasdaq Office of General Counsel, Hearings that it has met the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Stock Market, as required by an April 9, 2010, NASDAQ Listing Qualifications Panel ( the “Panel”) decision.  Pursuant to its authority under NASDAQ Listing Rule 5815(4)(A), the Panel will continue to monitor the Company’s stockholders’ equity and has imposed a Hearings Panel Monitor for that purpose, which will extend until June 14, 2011.  As previously disclosed, the Company has yet to comply with a second requirement that the Company’s share price close above $1.00 for ten consecutive trading days before September 13, 2010.  At the Company’s 2010 annual meeting of stockholders held on June 10, 2010, the Company’s stockholders approved a resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Amended and Restated Certificate of Incorporation to implement a reverse stock split of the Company’s common stock, $0.001 par value per share, at a ratio of between 1-for-2 and 1-for-5 at any time prior to December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertro, Inc.

Date: June 18, 2010	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary